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                                                                    EXHIBIT 23.2
                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to the registration statement on Form S-1, File No. 333-00173, of Oakhurst Company, Inc. of our report on LBI Corp d/b/a Puma Products dated February 10, 1995, appearing in a Current Report on Form 8-K, as amended, dated October 26, 1994.

We also consent to the reference to us under the heading "Experts" in the prospectus which forms part of said registration statement.



Podsednik & Company
Euless, Texas
July 15, 1996





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